Exhibit 99.2

LiveXLive Media to Announce First Quarter 2020 Financial Results on August 6, 2019

WEST HOLLYWOOD, Calif., July 26, 2019 -- LiveXLive Media, Inc. (NASDAQ: LIVX) ("LiveXLive"), a global digital media company focused on live entertainment, plans to announce its operating and financial results for the quarter ended June 30, 2019 before the open of the U.S. financial markets on Tuesday, August 6, 2019.

LiveXLive's senior management will provide a business update and discuss its financial results in a live conference call and audio webcast beginning at 5:30a.m. Pacific time / 8:30a.m. Eastern time on Tuesday, August 6, 2019.

Conference Call & Webcast Information

WHEN: Tuesday, August 6 at 5:30a.m. Pacific time / 8:30a.m. Eastern time

DOMESTIC DIAL-IN: 844-746-0736

INTERNATIONAL DIAL-IN: 412-317-0796

For those unable to participate in the live conference call or webcast, a replay will be available until August 13, 2019. To access the replay, dial 877-344-7529 or 412-317-0088. The replay passcode is: 10134002. An archived webcast of the conference call can be accessed on the Investor Relations section of LiveXLive's website at http://ir.livexlive.com/upcoming-events.

About LiveXLive Media, Inc.

Headquartered in West Hollywood, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the "Company") is a global digital media company focused on live entertainment. The Company operates LiveXLive, first 'live social music network', delivering premium livestreams, digital audio and on-demand music experiences from the world's top music festivals and concerts, including Rock in Rio, EDC Las Vegas, the Montreux Jazz Festival, and many others. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. For more information, visit us at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.